UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

Osmotica Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-38709 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	OSMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2021, Osmotica Pharmaceuticals plc (the “Company”) issued $55,000,000 of first tranche notes under the previously disclosed Note Purchase Agreement dated October 1, 2021 (the “Note Purchase Agreement”). A portion of the proceeds of the first tranche notes were used to repay in full the $30.7 million outstanding under the Credit Agreement dated as of February 3, 2016 (as amended, restated or amended and restated from time to time) between the Company, CIT Bank, N.A. (as administrative agent and swingline lender) and the other parties thereto (the “Credit Agreement”). The aggregate proceeds to the Company after the repayment of the $30.7 million outstanding under the Credit Agreement were $22.7 million.

The description of the Note Purchase Agreement included in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2021 is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 12, 2021, the Company issued and allotted 6,148,832 of the Company’s ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”), to Athyrium Opportunities IV Acquisition 2 LP (“Athyrium”) for a price of $0.01 per share, or an aggregate price of $61,488.32, pursuant to the previously disclosed Share Subscription Agreement between the Company and Athyrium, dated October 1, 2021. The number of shares issued and allotted to Athyrium is equal to $15,000,000 divided by the volume weighted average price per Ordinary Share in the 60 trading days ended October 8, 2021.

Item 8.01	Other Events.

On October 6, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”) relating to an underwritten public offering (the “Public Offering”) of 14,000,000 (the “Firm Shares”) of the Company’s Ordinary Shares, and warrants to purchase 14,000,000 Ordinary Shares (the “Firm Warrants”). In addition, the Company granted the Underwriter a 30-day option to purchase up to an additional 2,100,000 Ordinary Shares and/or warrants to purchase an additional 2,100,000 Ordinary Shares (the “Optional Warrants” and, together with the Firm Warrants, the “Warrants” and, together with the Firm Shares and Firm Warrants, the “Securities”) at the public offering price, less the underwriting discounts and commissions. On October 11, 2021, the Underwriter exercised its right to purchase the Optional Warrants. Each Ordinary Share was offered together with one Warrant at a combined public offering price of $2.50 per Ordinary Share and accompanying Warrant, less underwriting discounts and commissions. The Warrants have an exercise price of $3.10, are exercisable immediately, and will expire three and one half years following the date of issuance. The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities. The Public Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-236193), including the prospectus dated February 12, 2020, as supplemented by a prospectus supplement dated October 6, 2021.

The foregoing description of the Underwriting Agreement and the Warrants does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement and the Form of the Warrant, copies of which are filed as Exhibit 1.1 and 4.1, respectively, hereto and are incorporated herein by reference.

The legal opinion of A&L Goodbody relating to the Securities is filed herewith as Exhibit 5.1.

In connection with the Public Offering, certain information relating to Part II, Item 14 of the above referenced registration statement under the heading “Other Expenses of Issuance and Distribution” is being filed as Exhibit 99.1 to this Current Report on Form 8-K to be incorporated by reference into such registration statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 6, 2021, by and between Osmotica Pharmaceuticals plc and H.C. Wainwright & Co., LLC
4.1	Form of Warrant
5.1	Opinion of A&L Goodbody, dated October 12, 2021
23.1	Consent of A&L Goodbody (included in Exhibit 5.1)
99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement on Form S-3 (File No. 333-236193)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMOTICA PHARMACEUTICALS PLC
Dated: October 12, 2021
	By:	/s/ Brian Markison
Brian Markison Chief Executive Officer